                                Exhibit 23.1
KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-223771, 333-231373, 333-240420, 333-256032, 333-264836, 333-270295, 333-277643, 333-285924, 333-288648, 333-292362, 333-292759, 333-284932) on Form S-8 of our report dated March 2, 2026, with respect to the consolidated financial statements of Quanterix Corporation and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Boston, Massachusetts
March 2, 2026